Exhibit 10.1

LOAN AND SECURITIES EXCHANGE AGREEMENT

THIS LOAN AND SECURITIES EXCHANGE AGREEMENT (this “Agreement”) is made effective as of the 27th day of November, 2023 (the “Effective Date”), by and between Navidea Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), and John K. Scott, Jr., an individual residing in the State of Colorado (the “Investor”).

In consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereto, intending to be legally bound, agree as follows:

1.        Share Exchange; Purchase of Note and Other Consideration.

   1.1         Purchase and Sale of Secured Convertible Note. Subject to the terms and conditions set forth in this Agreement, the Company agrees to issue and sell to the Investor, and the Investor agrees to purchase from the Company, at the Closing, a secured convertible promissory note in the form attached hereto as Exhibit A (the “Secured Convertible Note”) in the aggregate principal amount of seven hundred and fifty thousand dollars ($750,000.00) at a purchase price equal to 100% of the aggregate principal amount of such Secured Convertible Note, which the parties acknowledge and agree was advanced by wire transfer by the Investor to the Company on November 24, 2023. As further consideration for the purchase of the Secured Convertible Note by the Investor, the Company agrees that its obligations under the Secured Promissory Note shall be secured by collateral of the Company pursuant to the second amendment to security agreement in the form attached hereto as Exhibit B (the “Security Agreement Amendment”);

   1.2          Restructured Prior Loan. In connection with the Secured Convertible Note and as additional consideration for the share exchange described in Section 1.3 (below), the Company and the Investor agree to amend and restate that certain Secured Term Note dated April 10, 2022 to, among other things, extend the maturity date to April 10, 2025 and forgive one hundred thousand dollars ($100,000) of the current outstanding principal amount, pursuant to the terms and conditions contained in the amended and restated secured term note in the form attached hereto as Exhibit C (the “Amended and Restated Secured Term Note”).

   1.3          Share Exchange. Subject to the terms and conditions set forth in this Agreement and as consideration and a partial inducement for the Investor to enter into this Agreement, as of the Effective Date the Investor shall sell, convey, transfer and assign to the Company all of its right, title, and interest in and to (a) two thousand two hundred and seventy (2,270) shares of Series G Preferred Stock (the “Series G Shares”), which constitutes all of the Series G Shares held by the Investor, plus accrued and unpaid dividends thereon and (b) two thousand four hundred (2,400) shares of Series I Preferred Stock of the Company (the “Series I Shares” and collectively with the Series G Shares, the “Old Shares”), which constitutes all of Series I Shares held by the Investor, free and clear of all liens and encumbrances. In consideration therefor, the Company shall issue to the Investor 64,289 newly-issued shares of Series J Preferred Stock (the “New Shares”). In light of this exchange, the parties hereby acknowledge and agree that the Second Closing (as defined and provided for in Section 1(b) of that certain Stock Exchange Agreement dated as of June 1, 2023, as amended to date, between the Company and the Investor), and all obligations to effect such Second Closing, are hereby waived and terminated.

   1.4          Release and Waiver by Investor. The Investor hereby forever, fully, and unconditionally releases and discharges the Company and its current, former, and future officers, directors, employees, stockholders, affiliates, representatives, attorneys, and agents, as applicable, from any and all obligations to pay, and waives any rights or claims to, accrued and unpaid director fees in cash which Investor had against the Company .

2.        Closing.

2.1           Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place simultaneously with the execution of this Agreement on the Effective Date remotely by exchange of documents and signatures or their electronic counterparts.

2.2             Closing Deliverables.

(a)        At the Closing, the Investor shall deliver to the Company the following:

 (i)         This Agreement, executed by the Investor;

 (ii)        The Security Agreement Amendment, executed by the Investor;

 (iii)     A stock power representing the Series G Shares, or in the event the Series G Shares were issued in an uncertificated form, evidence of electronic transfer of the shares to the Company or transfer agent for cancellation; and

 (iv)      A stock power representing the Series I Shares, or in the event the Series I Shares were issued in an uncertificated form, evidence of electronic transfer of the shares to the Company or transfer agent for cancellation.

(b)        At the Closing, the Company shall deliver to the Investor the following:

 (i)       This Agreement, executed by the Company;

 (ii)      The Secured Convertible Note, executed by the Company;

 (iii)      The Security Agreement Amendment, executed by the Company;

 (iv)      The Amended and Restated Secured Term Note, executed by the Company; and

 (v)       The New Shares in book-entry from or, if requested by the Investor, a certificate representing the New Shares being acquired by the Investor.

3.        Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor as follows:

3.1            The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted.

3.2         The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other documents contemplated hereby by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the board of directors of the Company or the Company’s stockholders in connection herewith or therewith. This Agreement and each other document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will (assuming due authorization, execution and delivery by the other parties thereto) constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

3.3            The execution, delivery and performance by the Company of this Agreement and the other documents to which it is a party, the issuance and sale of the New Shares and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company or any subsidiary of the Company (a “Subsidiary”), or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals (as defined below), conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in: (a) a material adverse effect on the legality, validity or enforceability of any document to be delivered hereunder, (b) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company, or (c) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under the transactions contemplated by this Agreement.

3.4           The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the documents, other than (i such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

3.5           The New Shares are duly authorized and, when issued and paid for in accordance, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company.

4.        Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company as follows:

4.1          The Investor has obtained and reviewed all documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (all such documents are collectively referred to hereinafter as the “Disclosure Documents”).

    4.2          The Investor has been given access to full and complete information regarding the Company and has utilized such access to Investor’s satisfaction for the purpose of obtaining information in addition to, or verifying information included in, the Disclosure Documents. Particularly, Investor has been given reasonable opportunity to meet with and/or contact Company representatives for the purpose of asking questions of, and receiving answers from, such representatives concerning the terms and conditions of the offering and to obtain any additional information, to the extent reasonably available, necessary to verify the accuracy of information provided in the Disclosure Documents.

    4.3          The Investor is an “accredited investor” pursuant to Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). Investor has, either alone or with the assistance of a professional advisor, sufficient knowledge and experience in financial and business matters that Investor believes himself/herself (or itself) capable of evaluating the merits and risks of its purchase of the New Shares, the Secured Convertible Note and the shares of Common Stock issuable upon conversion of the New Shares and the Secured Convertible Note (the “Securities”), and the suitability of an investment in the Company’s Securities in light of Investor’s financial condition and investment needs, and legal, tax and accounting matters. Investor has relied upon the advice of Investor’s legal counsel and accountants or other legal, tax and financial advisors with respect to legal, tax and other considerations relating to the purchase of New Shares and the Secured Convertible Note hereunder. Investor is not relying upon the Company or the Company’s legal counsel with respect to the legal, tax and economic considerations involved in making an investment decision with respect to the Securities.

    4.4          The Investor is acquiring the Securities for his own account for investment only and with no present intention of distributing any of such Securities or any arrangement or understanding with any other persons regarding the distribution of any such Securities. The Investor acknowledges that the Securities are not registered under the Securities Act, or any state securities laws, and that the Securities may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable. The Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire to take a pledge of) any of the Securities except in compliance with the Securities Act and applicable state securities laws.

    4.5          There are no actions, suits, claims, investigations or other legal proceedings pending or, to the knowledge of the Investor, threatened against or by the Investor that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

    4.6          The Investor is a bona fide resident of the State of Colorado and decided to invest in the New Shares in Colorado.

    4.7          The Old Shares are validly issued, fully paid and nonassessable, and are owned of record and beneficially by the Investor, free and clear of all liens, claims or encumbrances.

    4.6          The Investor acknowledges and agrees that any book-entry notation or physical certificate evidencing the New Shares and the Secured Convertible Note will bear the following or any similar restrictive legend:

The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or the securities law of any state. Such securities have been acquired for investment and without a view to their distribution and may not be sold or otherwise disposed of in the absence of any effective registration statement for such securities under the Securities Act of 1933, as amended, and under applicable state securities laws, unless an exemption from registration is available under applicable securities laws.

5.        Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All notices to Investor hereunder shall be sent to Investor at the address set forth on the signature pages hereto, and all notices hereunder to the Company shall be sent to the principal office of the Company and to the attention of the Chief Financial Officer, or in any case to such email address or address as subsequently modified by written notice given in accordance with this Section 5. If notice is given to the Company, a copy (which copy shall not constitute notice) shall also be sent to Maslon LLP, 3300 Wells Fargo Center, 90 South 7th Street, Minneapolis, MN 55402, Attn. William M. Mower, and if notice is given to Investor, a copy (which copy shall not constitute notice) shall also be given to Winstead PC, 2728 N. Harwood Street, Suite 500, Dallas, Texas 75201, Attn: Jeff McPhaul.

6.        Miscellaneous.

6.1        Survivability. The representations and warranties of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of one (1) year following the Closing; provided, however, that the representations and warranties relating to organization, good standing, qualification and corporate power; and relating to the valid issuance of capital stock; and all representations and warranties of Investor set forth in Section 4; shall survive indefinitely. Neither the Company nor the Investor shall have any liability whatsoever with respect to any such representations and warranties unless a claim is made hereunder prior to the expiration of the survival period for such representation and warranty, in which case such representation and warranty shall survive as to such claim until such claim has been finally resolved.

6.2          Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Company may not assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of Investor, and Investor cannot assign its rights or obligations to receive the New Shares to any other person or entity without the written consent of the Company. Except as explicitly provided herein, neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

6.3         Governing Law; Venue. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective Affiliates, employees or agents) will be commenced in the Colorado Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Colorado Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any Colorado Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.4        Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5       Fees and Expenses. The Company shall pay the all fees and expenses of Winstead PC, the counsel for the Investor, incurred with respect to this Agreement, the documents referred to herein, and the transactions contemplated hereby and thereby.

6.6        Attorney’s Fees and Costs. If either party shall commence a Proceeding to enforce any provision of this Agreement, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation preparation and prosecution of such Proceeding

6.7       Entire Agreement; Amendments and Waivers. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof. Any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver affected in accordance with this Section 8.8 shall be binding upon each holder of any securities received under this Agreement at the time outstanding, each future holder of all such securities, and the Company.

6.8         Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

6.9         Further Assurances. Consistent with the terms and conditions hereof, Investor and the Company agree to do and perform or cause to be done and performed all such further acts and things and to execute, acknowledge, and deliver such further documents and instruments as required in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

6.10        Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

COMPANY

NAVIDEA BIOPHARMACEUTICALS, INC.

BY;
Name: Craig Dais
Title: Chief Financial Officer

INVESTOR

John K. Scott, Jr.

Mailing Address:

30 Blue Heron Drive
Greenwood Village, CO 80121
Attention: John K. Scott, Jr
E-Mail Address: jks3@cheqnet.net

Exhibit A

Secured Convertible Note

(see attached)

Exhibit B

Security Agreement Amendment

(see attached)

Exhibit C

Amended and Restated Secured Term Note

(see attached)